EXHIBIT 10.23

                              WACHOVIA CORPORATION
                                   STOCK PLAN

                   (Amended and Restated as of July 28, 2000)

1.       Purpose

         The purpose of the Wachovia Corporation Stock Plan (the "Plan") is to encourage and enable selected key employees of Wachovia Corporation (the "Corporation") and its subsidiaries, and nonemployee Directors of the Corporation, to acquire or to increase their holdings of common stock of the Corporation (the "Common Stock") and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as "Awards") to selected key employees and nonemployee Directors, including but not limited to the granting of incentive stock options ("Incentive Options"), nonqualified stock options ("Nonqualified Options"), stock appreciation rights ("SARs"), restricted stock awards ("Restricted Stock Awards"), and restricted units ("Restricted Units") to selected key employees; and the granting of initial restricted stock awards ("Initial Director Awards") and annual restricted stock awards ("Annual Director Awards") to members of the Board of Directors (individually, a "Director") who are not employees of the Corporation or a related corporation. (Incentive Options and Nonqualified Options shall be referred to herein collectively as "Options." Restricted Stock Awards and Restricted Units shall be referred to herein collectively as "Restricted Awards." Initial Director Awards and Annual Director Awards shall be referred to herein collectively as "Director Awards.")

2.       Administration of the Plan

         (a) Subject to Section 11 herein, the Plan shall be administered by the Management Resources and Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board" or the "Board of Directors"). Unless the Board determines otherwise, the Committee shall be comprised solely of "non-employee directors," as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as may otherwise be permitted under Rule 16b-3.

         (b) Any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of the Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan and Agreements evidencing Awards granted under the Plan, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, the Committee shall have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Awards granted to any recipient. In addition, the Committee shall have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

         (c) Notwithstanding Section 2(b), and subject to Section 11 herein, the Committee may delegate to the Chief Executive Officer of the Corporation the authority to grant Awards, and to make any or all of the determinations reserved for the Committee in the Plan and summarized in subsection (b) with respect to such Awards, to any individual who, at the time of said grant or other determination (i) is not deemed to be an officer or Director of the Corporation within the meaning of Section 16 of the Exchange Act; (ii) is not deemed to be a Covered Employee; and (iii) is otherwise eligible under Section 5. In the event of such delegation, references to the "Committee" in the Plan shall include the Chief Executive Officer unless the context otherwise requires.

3.       Effective Date

         The effective date of the Plan is April 22, 1994 (the "Effective Date"). The Plan has been amended and restated effective October 25, 1996, April 25, 1997, and July 28, 2000. Awards may be granted under the Plan on and after the effective date, but no awards will be granted after April 21, 2004.

4.       Shares of Stock Subject to the Plan

         Subject to the terms of this Section 4, the shares of Common Stock that may be issued pursuant to Awards shall be 6,000,000 shares of authorized but unissued shares of the Corporation. Notwithstanding the foregoing, in the event that the number of shares available for issuance under the Plan as of April 25, 1997, and as of the last day of each calendar year commencing in 1997 and thereafter (the "Available Shares"), is less than 2.5% of the total number of shares of the Common Stock outstanding as of such date (the "Replacement Amount"), then the maximum number of shares authorized and available for issuance under the Plan shall be increased as of such date by an appropriate number to equal the greater of the Available Shares or the Replacement Amount. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. Any shares subject to an Award which is subsequently forfeited, expires or is terminated may again be the subject of an Award granted under the Plan; provided, that if an Option or SAR shall be accepted for surrender by the Committee pursuant to the terms of the Plan, the shares subject thereto shall not thereafter be available for the granting of other Options or Awards. If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Board of Directors of the Corporation declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a similar change in the capital stock structure of the Corporation or a related corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Committee shall make such adjustments to Awards or to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Awards.

5.       Eligibility

         An Award may be granted only to an individual who satisfies the following eligibility requirements on the date the Award is granted:

         (a) With respect to the grant of Awards other than Director Awards, the individual is an employee of the Corporation or a related corporation. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied.

         (b) With respect to the grant of an Award other than a Director Award, the individual, being otherwise eligible to receive an Award under this Section 5, (i) is a key employee of the Corporation or a related corporation; and (ii) is selected by the Committee as an individual to whom a Restricted Award shall be granted (a "Grantee"), an individual to whom an Option shall be granted (an "Optionee"), or an individual to whom an SAR shall be granted (an "SAR Holder"). For the purposes herein, a "key employee" shall mean an employee of the Corporation or a related corporation who makes significant and important contributions to the Corporation or a related corporation. The Committee shall determine which employees qualify as key employees.

         (c) With respect to the grant of Incentive Options, the individual does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code").

         (d) With respect to the grant of a Director Award, the individual shall be eligible to receive such an Award under the provisions of Section 9.

6.       Options

         (a) Grant of Options: Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Options to such eligible key employees in such numbers, upon such terms and at such times as the Committee shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option.

         (b) Option Price; Date of Grant: The price per share at which an Option may be exercised (the "Option Price") shall be not less than the fair market value per share of the shares on the date the Option is granted. The following rules shall also apply:

                  (i) An Incentive Option shall be considered to be granted on the date that the Committee acts to grant the Option, or on any later date specified by the Committee as the effective date of the Option. A Nonqualified Option shall be considered to be granted on the date the Committee acts to grant the Option or any other date specified by the Committee as the date of grant of the Option.

                  (ii) The fair market value of the shares shall be determined in good faith by the Committee and shall be the price per share of the last sale of such shares on the New York Stock Exchange as reported in THE WALL STREET JOURNAL for the last trading day prior to the date the Option is granted; or if there was no such sale on such trading day, the fair market value shall be determined in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

                  (iii) In no event shall there first become exercisable by the Optionee in any one calendar year Incentive Options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an Incentive Option is granted) greater than $100,000.

         (c) Option Period and Limitations on the Right to Exercise Options

                  (i) The period during which an Option may be exercised (the "Option Period") shall be determined by the Committee. Such period shall not extend more than ten years from the date on which the Option is granted. Any Option or portion thereof not exercised before expiration of the Option Period shall terminate.

                  (ii) An Option may be exercised by giving written notice to the Corporation at such place as the Committee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (A) cash; (B) delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Optionee at the time of exercise for a period at least six months and otherwise acceptable to the Committee; (C) funds borrowed from a related corporation; (D) delivery of written notice of exercise to the Committee and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; or

         (E) a combination of the foregoing methods. Shares tendered in payment on the exercise of an Option shall be valued at their fair market value on the date of exercise, as determined by the Committee by applying the provisions of Section 6(b)(ii).

                  (iii) Unless the Committee determines otherwise, no Option shall be exercised unless the Optionee is, at the time of exercise, an employee, as described in Section 5(a), and has been an employee continuously since the date the Option was granted, subject to Section 12 herein and the following:

                           (A) The employment relationship of an Optionee shall
                  be treated as continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence; provided, that the period of such leave does not exceed ninety days or, if longer, as long as the Optionee's right to reemployment is guaranteed either by statute or by contract. The employment relationship of an Optionee shall also be treated as continuing intact while the Optionee is not in active service because of disability; provided, that shares acquired by the Optionee pursuant to exercise of an Incentive Option shall be subject to Sections 421 and 422 of the Code only if and to the extent that such exercise occurs within twelve months less one day following the date the Optionee's employment is considered to be terminated because of such disability under Section 422. The Committee shall determine whether there is a disability within the meaning of this section.

                           (B) Unless the Committee determines otherwise, if the
                  employment of an Optionee is terminated because of (1) retirement, which shall mean termination on or after the date of his retirement as provided in Section 8(b)(ii), or because of early retirement under the Retirement Income Plan of Wachovia Corporation, or any successor plan thereto applicable to the Optionee (herein, "retirement"), (2) displacement, which shall mean the termination of the Optionee's employment due to the elimination of the Optionee's job or position without fault on the part of the Optionee (herein, "displacement"), (3) disability (as defined in Section 14(c) herein), or (4) death while the Optionee is an employee or after retirement, displacement or disability, any Option granted to the Optionee shall, upon the occurrence of such retirement, displacement, disability or death, become fully exercisable even if the Option or any part thereof was not otherwise exercisable at such time; provided, however, that the Committee, in its sole and absolute discretion, may determine that the Option or any part thereof shall not be accelerated. The Committee shall have sole authority to interpret this Section 6(c)(iii)(B), including authority to determine if an event triggering acceleration herein has occurred and the date of termination (the "termination date") due to such event. With respect to Options granted on or after the Effective Date of the Plan and prior to January 1, 1998, and unless the Committee determines otherwise, the Option must be exercised, if at all, prior to the earlier of: (1) the close of the period of twelve months next succeeding the termination date (or such shorter or longer period as may be determined by the Committee), or (2) the close of the Option Period; provided, however, that, notwithstanding the foregoing, with respect to any Option granted on or after the Effective Date of the Plan and prior to April 25, 1997, in the event that the employment of the Optionee is terminated due to displacement, his Option must be exercised, if at all, prior to the earlier of: (X) the close of the period of three months less one day next succeeding the termination date, or
                  (Y) the close of the Option Period. With respect to Options granted on or after January 1, 1998, and unless the Committee determines otherwise, the Option must be exercised, if at all, prior to the earlier of (1) the close of the period of 36 months next succeeding the termination date (or such shorter or longer period as may be determined by the Committee), or
                  (2) the close of the Option Period. In the event of the Optionee's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

                           (C) Unless the Committee determines otherwise, if the
                  employment of the Optionee is terminated for any reason other than as provided in subparagraph (B) above, his Option may be exercised only to the extent exercisable on the date of such termination of employment, except that the Committee, in its sole and absolute discretion, may accelerate the date that any Option which was not otherwise exercisable on the date of such termination of employment shall be exercised in whole or in part, without any obligation to accelerate such date with respect to other Options granted to the Optionee or to accelerate such date with respect to Options granted to any other Optionee, or to treat all Optionees similarly situated in the same manner. The Option must be exercised, if at all, prior to the earlier of: (1) the close of the period of three months less one day next succeeding the date of termination of employment (or such shorter or longer period as may be determined by the Committee), or (2) the close of the Option Period. If the Optionee dies following such termination of employment and prior to the earlier of the dates specified in
                  (1) and (2) in the immediately preceding sentence, the Optionee shall be treated as having died while employed under subparagraph (B) above (treating for this purpose the Optionee's date of termination of employment as the termination date).

                  (iv) A certificate or certificates for shares of Common Stock acquired upon exercise of an Option shall be issued in the name of the Optionee and distributed to the Optionee (or his beneficiary) as soon as practicable following receipt of notice of exercise and payment of the purchase price.

         (d) Nontransferability of Options

                  (i) Options shall not be transferable other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder). The designation of a beneficiary does not constitute a transfer. An Option shall be exercisable during the Optionee's lifetime only by him or by his guardian or legal representative.

                  (ii) If an Optionee is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an Option may not, without the consent of the Committee, be disposed of by the Optionee until the expiration of six months after the date the Option was granted.

7.       Stock Appreciation Rights

         (a) Grant of SARs: Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant SARs to such eligible key employees in such numbers, upon such terms and at such times as the Committee shall determine. SARs may be granted to an Optionee of an Option (hereinafter called a "related Option") with respect to all or a portion of the shares of Common Stock subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible key employee (a "Freestanding SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Corporation upon such terms and conditions as are provided in the Agreement relating to the grant of the SAR.

         (b) Tandem SARs: A Tandem SAR may be granted either concurrently with the grant of the related Option or (if the related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Committee may provide in the Agreement), and in no event after the complete termination or full exercise of the related Option. For purposes of determining the number of shares of Common Stock that remain subject to such related Option and for purposes of determining the number of shares of Common Stock in respect of which other Awards may be granted, upon the exercise of Tandem SARs, the related Option shall be considered to have been surrendered to the extent of the number of shares of Common Stock with respect to which such Tandem SARs are exercised. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the SAR Holder shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock (as determined in accordance with Section 6(b)(ii) herein) on the date of exercise over the related Option Price per share; provided, that the Committee may, in any Agreement granting Tandem SARs, establish a maximum value payable for such SARs.

         (c) Freestanding SARs: The base price of a Freestanding SAR shall be not less than 100% of the fair market value of the Common Stock (as determined in accordance with Section 6(b)(ii) herein) on the date of grant of the Freestanding SAR. Subject to the limitations of the Plan, upon the exercise of a Freestanding SAR, the SAR Holder shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Freestanding SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price per share of such Freestanding SAR; provided, that the Committee may, in any Agreement granting Freestanding SARs, establish a maximum value payable for such SARs.

         (d) Exercise of SARs:

                  (i) Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as are provided in the Agreement relating to the grant of the SAR. The period during which an SAR may be exercisable shall not exceed ten years from the date of grant or, in the case of Tandem SARs, such shorter Option Period as may apply to the related Option. Any SAR or portion thereof not exercised before expiration of the period stated in the Agreement relating to the grant of the SAR shall terminate.

                  (ii) SARs may be exercised by giving written notice to the Corporation at such place as the Committee shall direct. The date of exercise of the SAR shall mean the date on which the Corporation shall have received notice from the SAR Holder of the exercise of such SAR.

                  (iii) No SAR may be exercised unless the SAR Holder is, at the time of exercise, an employee, as described in Section 5(a), and has been an employee continuously since the date the SAR was granted, subject to Section 12 and the provisions of Section 6(c)(iii) herein.

         (e) Consideration; Election: The consideration to be received upon the exercise of the SAR by the SAR Holder shall be paid in cash, shares of Common Stock (valued at fair market value on the date of exercise of such SAR in accordance with Section 6(b)(ii) herein) or a combination of cash and shares of Common Stock, as elected by the SAR Holder, subject to the discretion of the Committee and the terms of the applicable Agreement. The Corporation's obligation arising upon the exercise of the SAR may be paid currently or on a deferred basis with such interest or earnings equivalent as the Committee may determine. A certificate or certificates for shares of Common Stock acquired upon exercise of an SAR for shares shall be issued in the name of the SAR Holder and distributed to the SAR Holder (or his beneficiary) as soon as practicable following receipt of notice of exercise. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable Agreement, the SAR Holder will receive cash in lieu of fractional shares.

         (f) Limitations: The applicable Agreement shall contain such terms, conditions and limitations consistent with the Plan as may be specified by the Committee. Unless otherwise so provided in the applicable Agreement or the Plan, any such terms, conditions or limitations relating to a Tandem SAR shall not restrict the exercisability of the related Option.

         (g) Nontransferability:

                  (i) SARs shall not be transferable other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of ERISA or the rules thereunder). The designation of a beneficiary does not constitute a transfer. SARs may be exercised during the SAR Holder's lifetime only by him or by his guardian or legal representative.

                  (ii) If the SAR Holder is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an SAR may not, without the consent of the Committee, be disposed of by the SAR Holder until the expiration of six months after the date the SAR was granted.

8.       Restricted Awards

         (a) Grant of Restricted Awards: Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Restricted Awards to such eligible key employees in such numbers, upon such terms and at such times as the Committee shall determine. A Restricted Award may consist of a Restricted Stock Award or a Restricted Unit, or both. Restricted Awards shall be payable in cash or whole shares of Common Stock (including Restricted Stock), or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and the sole and absolute discretion of the Committee. Restricted Awards payable in shares of Common Stock shall be granted only from shares reserved and then available for the granting of Awards under the Plan. The Committee may condition the grant or vesting, or both, of a Restricted Award upon the continued service of the Grantee for a certain period of time, attainment of such performance objectives as the Committee may determine, or upon a combination of continued service and performance objectives. The Committee shall determine the nature, length and starting date of the period during which the Restricted Award may be earned (the "Restriction Period") for each Restricted Award, which shall be as stated in the Agreement to which the Award relates. In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Committee shall determine the performance objectives to be used in valuing Restricted Awards and determine the extent to which such Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Corporation, business unit and/or individual performance factors and criteria as the Committee in its sole discretion may deem appropriate, including, but not limited to, earnings per share, return on equity, return on assets or total return to shareholders. The Committee shall determine the terms and conditions of each Restricted Award, including the form and terms of payment of Awards. The Committee shall have sole authority to determine whether and to what degree Restricted Awards have been earned and are payable and to interpret the terms and conditions of Restricted Awards and the provisions herein.

         (b) Earning of Restricted Awards: A Restricted Award granted to a Grantee generally shall be deemed to be earned as of the first to occur of the completion of the Restriction Period, retirement, displacement, death or disability of the Grantee, or acceleration of the Restricted

Award; provided that, (i) with respect to Restricted Awards granted on or after July 28, 2000, the Committee may impose different conditions regarding the earning and vesting of such Awards, as stated in the applicable Agreement related to any such Award, and (ii) with respect to any Restricted Awards granted on or after the Effective Date of the Plan which are based upon performance criteria or a combination of performance criteria and continued service, the Committee shall have sole discretion to determine if, and to what degree, the Restricted Awards shall be deemed earned at the end of the Restriction Period or upon the retirement, displacement, death or disability of the Grantee. In addition, unless an individual Agreement provides otherwise, the following rules shall also apply to the earning of Restricted Awards:

                  (i) Completion of Restriction Period: For this purpose, a Restricted Award shall be deemed to be earned upon completion of the Restriction Period (except as otherwise provided herein for performance-based Restricted Awards). In order for a Restricted Award to be deemed earned, the Grantee must have been continuously employed during the Restriction Period. "Continuous employment" shall mean employment with any combination of the Corporation and one or more related corporations, and a temporary leave of absence with consent of the Corporation shall not be deemed to be a break in continuous employment.

                  (ii) Retirement of the Grantee: For this purpose, the Grantee shall be deemed to have retired as of the earlier of (A) his normal retirement date under the Retirement Income Plan of Wachovia Corporation, or any successor plan thereto applicable to the Grantee, or (B) his retirement date under a contract, if any, between the Grantee and the Corporation providing for his retirement from the employment of the Corporation or a related corporation prior to such normal retirement date, or (C) a mutually agreed upon early retirement date under the Retirement Income Plan of Wachovia Corporation or any successor plan between the Grantee and the Corporation.

                  (iii) Displacement of the Grantee: For this purpose, the Grantee shall be deemed to have been displaced in the event of the termination of the Grantee's employment due to the elimination of the Grantee's job or position without fault on the part of the Grantee.

                  (iv) Death or Disability of the Grantee: Except as otherwise provided herein for performance-based Restricted Awards, if the Grantee shall terminate continuous employment because of death or disability before a Restricted Award is otherwise deemed to be earned pursuant to this Section 8(b), the Grantee shall be deemed to have earned a percentage of the Award (rounded to the nearest whole share in the case of Restricted Awards payable in shares) determined by dividing the number of his full years of continuous employment then completed during the Restriction Period with respect to the Award by the number of years of such Restriction Period.

                  (v) Acceleration of Restricted Award by the Committee:
         Notwithstanding the provisions of this Section 8(b), in the event of the termination of employment of a Grantee for reasons other than retirement, displacement, death or disability, the Committee, in its sole and absolute discretion, may accelerate the date that any Restricted

         Award granted to the Grantee shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Restricted Awards granted to the Grantee or to accelerate such date with respect to Restricted Awards granted to any other Grantee, or to treat all Grantees similarly situated in the same manner.

         (c) Forfeiture of Restricted Awards: Unless the Committee shall determine otherwise, if the employment of a Grantee shall be terminated for any reason, and the Grantee has not earned all or part of a Restricted Award pursuant to the terms herein, such Award to the extent not then earned shall be forfeited immediately upon such termination and the Grantee shall have no further rights with respect thereto.

         (d) Dividend and Voting Rights; Share Certificates: A Grantee shall have no dividend rights or voting rights with respect to shares reserved in his name pursuant to a Restricted Award payable in shares but not yet earned pursuant to Section 8(b). A certificate or certificates for shares of Common Stock representing a Restricted Award payable in shares shall be issued in the name of the Grantee and distributed to the Grantee (or his beneficiary) as soon as practicable following the date that the shares subject to the Award are earned as provided in Section 8(b). No certificate shall be issued hereunder in the name of the Grantee except to the extent the shares represented thereby have been earned.

         (e) Nontransferability:

                  (i) The recipient of a Restricted Award payable in shares shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired or until all conditions to vesting have been met.

                  (ii) Restricted Units shall not be transferable other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of ERISA or the rules thereunder). The designation of a beneficiary does not constitute a transfer.

                  (iii) If a Grantee of a Restricted Award is subject to Section 16 of the Exchange Act, shares of Common Stock subject to such Award may not, without the consent of the Committee, be sold or otherwise disposed of within six months following the date of grant of such Award.

9.       Director Awards

         (a) Initial Award: Each nonemployee Director who is newly-elected or appointed to the Board of Directors on or after the Effective Date of the Plan shall receive a Director Award of 1,000 shares of Restricted Stock (an "Initial Director Award"). An Initial Director Award shall be deemed granted following the close of business of the Corporation on the date of the annual or special meeting of shareholders at which the Director was initially elected or the date of the Board of Directors meeting at which the Director was initially appointed. Such Initial Director Award shall be restricted for a period of three years and shall be deemed earned and shall vest on the third anniversary of the date of grant. Except as provided in Section 9(e) herein, a Director who is not a member of the Board of Directors on the date an Initial Director Award vests shall forfeit the Award.

         (b) Annual Award: Commencing with the 1994 Annual Meeting of Shareholders and for each Annual Meeting thereafter, each nonemployee Director who has been a Director for at least a year shall receive an annual grant of 250 shares of Restricted Stock (an "Annual Director Award") following the close of business of the Corporation on the date of the Annual Meeting of Shareholders. An Annual Director Award shall be restricted for a period of one year and shall be deemed earned and shall vest one year after the date of grant; provided, that a Director who is not a member of the Board of Directors at the time an Annual Director Award vests shall forfeit the Award (except as otherwise provided in Section 9(e) herein).

         (c) Dividends and Voting Rights: Directors shall have no dividend or voting rights with respect to shares subject to Director Awards until such Awards have vested.

         (d) Share Certificates: A certificate or certificates for shares of Common Stock representing a Director Award shall be issued in the name of the Director (or his beneficiary) and distributed to the Director (or his beneficiary) as soon as practicable following the date that the shares subject to the Director Award are vested as provided herein. No certificate shall be issued hereunder in the name of the Director except to the extent that the shares represented thereby have been vested. At the time the Director Award or a portion thereof is vested, the Director shall have full and immediate rights to the shares represented by such certificates (except to the extent of restrictions imposed by law).

         (e) Death, Disability or Retirement of Director: If the service of a Director as a member of the Board is terminated due to death, disability or retirement (in accordance with the policies of the Corporation then in effect for retirement of Directors), and the Director has not yet earned a Director Award as provided in Section 9(a) or (b), such Director Award shall be deemed to be fully vested as of the date of such termination.

         (f) Forfeiture: If the service of a Director as a member of the Board is terminated for any other reason, and the Director has not earned a Director Award as provided herein, such Director Award shall be forfeited immediately upon such termination and the Director shall have no further rights with respect to such Director Award.

         (g) Nontransferability:

                  (i) A recipient of a Director Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to a Director Award until all conditions, if any, subsequent to vesting have been met.

                  (ii) Shares subject to a Director Award may not, without the consent of the Committee, be sold or otherwise disposed of within six months following the date of grant of such Award.

         (h) Nonemployee Directors: For the purposes herein (and notwithstanding the reference in Section 2(a) to nonemployee directors for administrative purposes), a "nonemployee Director" shall mean a Director who is not an employee of the Corporation or a related corporation at the time of the grant of a Director Award and has never served as a senior officer of the Corporation or a related corporation.

10.      Withholding

         The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Corporation shall require any recipient of an Award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the recipient may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Award, by electing (the "Election") to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value (determined in accordance with Section 6(b)(ii)) as of the date that the amount of tax to be withheld is determined (the "Tax Date") as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each Election must be made in writing to the Committee prior to the Tax Date.

11.      Performance-Based Compensation

         The following provisions shall apply with respect to Section 162(m) of the Code and the regulations thereunder:

         (a) Compliance with Code Section 162(m): It is the general intent of the Corporation that Awards conferred under the Plan to Covered Employees, as such term is defined in Section 14(b) herein, shall comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Section 162(m) of the Code, and the Plan generally shall be construed in favor of meeting the requirements of Section 162(m) of the Code and the regulations thereunder to the extent possible.

         (b) Committee Authority and Composition: The Committee shall be authorized to establish performance goals for participants, certify satisfaction of performance goals and other material terms for participants, and to take such other action as may be necessary in order to qualify for the performance-based compensation exception. The Committee shall be comprised of two or more outside directors (as such term is defined in Section 162(m) of the Code and the regulations thereunder). Notwithstanding the foregoing, the committee authorized to take such actions may be comprised of a subcommittee of the Committee or other directors who qualify as outside directors (as such term is defined in Section 162(m) of the Code and the regulations thereunder), and the actions taken by such subcommittee or other group of outside directors shall be effective as the action of the Committee to the extent permitted by the Plan, Rule 16b-3 under the Exchange Act, and Section 162(m) of the Code and the regulations thereunder.

         (c) Limitations on Awards:

                  (i) In no event shall an employee be granted Awards under the Plan for more than 300,000 shares of Common Stock (or the equivalent value thereof based on the fair market value of the Common Stock on the date of grant of the Award) during any calendar year; provided, however, that such limitation shall be subject to adjustment as provided in Section 4 herein.

                  (ii) The Committee shall not have discretion to increase the amount of performance-based compensation payable to a participant in the Plan over the amount determined in accordance with the terms of the Plan. The Committee shall in any event have the discretion to reduce or eliminate the amount of an Award that would otherwise be payable to any participant in accordance with the terms of the Plan.

         (d) Change in Performance Goals: The material terms of the performance goal or goals pursuant to which Awards are to be made shall be disclosed to, and subject to the approval of, the shareholders of the Corporation. Material terms of a performance goal or goals, the targets of which may be changed by the Committee, shall be disclosed to and subject to the reapproval of the shareholders of the Corporation upon a change of the material terms of the performance goal or goals by the Committee or as may be otherwise required by
Section 162(m) of the Code or the regulations thereunder.

12.      No Right or Obligation of Continued Employment

         Nothing contained in the Plan shall require the Corporation or a related corporation to continue to employ a Grantee, Optionee or SAR Holder or to continue an individual as a member of the Board of Directors of the Corporation, nor shall any such individual be required to remain in the employment of the Corporation or a related corporation or on the Board of Directors of the Corporation. Except as otherwise provided in the Plan, Awards granted under the Plan to employees of the Corporation shall not be affected by any change in the duties or position of the participant, as long as such individual remains an employee of the Corporation or a related corporation.

13.      Retirement Plans

         (a) Neither a Plan participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any related entity, including, without limitation, any specific funds, assets or other property which the Corporation or any related entity, in their discretion, may set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any related entity.

Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

         (b) In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a related corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

14.      Certain Definitions

         For purposes of the Plan, the following terms shall have the meaning indicated:

         (a) "Agreement" means any written agreement or agreements between the Corporation and the recipient of an Award pursuant to the Plan relating to the terms, conditions and restrictions of Options, SARs, Restricted Awards, Director Awards and any other Awards conferred herein.

         (b) "Covered employee" shall have the meaning given the term in Section 162(m) of the Code or the regulations thereunder.

         (c) "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months.

         (d) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

         (e) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

         (f) "Related corporation" means any parent, subsidiary or predecessor of the Corporation.

         (g) "Restricted Stock" shall mean shares of Common Stock which are subject to Director Awards or Restricted Awards payable in shares, the vesting of which is subject to restrictions set forth in the Plan or the Agreement relating to such Award.

         (h) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

15.      Amendment and Termination of the Plan

         The Plan and any Award may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that such amendment or termination shall not, without the consent of the recipient of an Award, adversely affect the rights of the recipient with respect to an Award previously granted; and provided further, that approval by the shareholders of the Corporation shall be required for any amendment to the Plan which would (i) increase the number of shares of Common Stock which may be issued under the Plan, except to the extent of adjustments pursuant to Section 4; (ii) permit the granting of Awards to any member of the Committee (except for nondiscretionary Director Awards granted hereunder); or (iii) materially change the requirements for eligibility to be a recipient of an Award.

16.      Restrictions on Awards and Shares

         The Committee may impose such restrictions on any Awards and any shares representing Awards hereunder as it may deem advisable, including without limitation restrictions under the Securities Act of 1933, as amended (the "Securities Act"), under the requirements of the New York Stock Exchange and under any Blue Sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Committee may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

17.      Applicable Law

         The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regarding to the conflict of laws provisions of any other state.

18.      Shareholder Approval
         The Plan, as initially adopted, is subject to approval by the shareholders of the Corporation on or before April 22, 1994. The Plan, as amended and restated effective April 25, 1997, is subject to approval by the shareholders of the Corporation at the 1997 Annual Meeting of Shareholders. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

19.      Predecessor Plan

         As of the Effective Date of the Plan, no further options or awards shall be granted under the Wachovia Corporation Senior Management and Director Stock Plan, as amended (the "Predecessor Plan"). The Predecessor Plan shall continue in effect and shall be applicable with respect to all options and awards issued or granted prior to the Effective Date under the Predecessor Plan.

20.      Section 16(b) Compliance

         It is the intention of the Corporation that the Plan shall comply with Rule 16b-3 under the Exchange Act, and, if any Plan provision is later found not to be in compliance with Section 16 of the Exchange Act, the provision shall be deemed null and void, and unless the Committee shall determine otherwise, the Plan shall be construed in favor of it meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or Directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

21.      Change of Control

         (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control (as defined in Section 21(b) herein):

                  (i) All Options and SARs outstanding as of the date of such Change of Control shall become fully exercisable, whether or not then otherwise exercisable.

                  (ii) Any restrictions including but not limited to the Restriction Period applicable to any Restricted Award shall be deemed to have expired, and such Restricted Awards shall become fully vested and payable to the fullest extent of the original grant of the applicable Award.

                  (iii) The restrictions, if any, applicable to any Director Award shall be deemed to have expired, and such Director Awards shall be deemed earned immediately.

                  (iv) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related corporation, the Committee may, in its sole and absolute discretion, determine that any or all Awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Board of Directors or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms as Awards granted under the Plan), as in the opinion of the Committee is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, the Committee authorized to make the determinations provided for in this Section 21(a) (iv) shall be appointed by the Board of Directors, two-thirds of the members of which shall have been Directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related corporation.

         (b) For the purposes herein, as "Change of Control" shall be deemed to have occurred on the earliest of the following dates:

                  (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, 30% or more of the outstanding Common Stock of the Corporation;

                  (ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger of the Corporation in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Corporation; or

                  (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

         (For the purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)